PACIFIC STRATUS VENTURES LTD.

707 - 1030 WEST GEORGIA STREET

VANCOUVER, BC V6E 2Y3

TEL: (604) 689-2646 FAX: (604) 689-1289

February 28, 2001

Pacific Paragon Investment Fund Ltd.

707 - 1030 West Georgia Street

Vancouver, BC

V6E 2Y3

Attention: Mr. Harry Chew

Dear Sirs:

RE: DEMAND PROMISSORY NOTES DATED SEPTEMBER 15, 2000 AND OCTOBER 31.2000

In regards to the above captioned matter please let this letter serve as confirmation that 85,000 Special Warrants ("SW") will be the maximum that will be issued to Pacific Paragon Investment Fund Ltd. ("PPIF") by Pacific Stratus Ventures Ltd. (the "Company"). The SW will consist of 1 (one) common share in the capital of the Company and one-half (1/2) non-transferable share purchase warrant ("Warrant"). Each whole Warrant will entitle PPIF to purchase an additional common share in the capital of the Company at a price of $0.45 for a period of one year from the date of issuance of this note and at a price of $0.65 in year two.

If the aforementioned is satisfactory please acknowledge where indicated below and return a copy to the address indicated above as soon as possible.

Yours truly,

PACIFIC STRATUS VENTURES LTD.

Per: /s/ "Sonny Chew"

Sonny Chew

Director

We Pacific Paragon Investment Fund Ltd. hereby acknowledge the terms as outlined above in connection with our Demand Promissory Notes dated September 15, 2000 and October 31, 2000.

/s/ "Harry Chew"	March 8, 2001
Pacific Paragon Investment Fund Ltd. (Harry Chew, President)	Date
/s/ "Teri-Lyn Duke"
Witness